Exhibit 99.2

H&F Nugent 1 Limited

Unaudited Condensed Consolidated Interim Financial Statements

For the Three Months Ended 31 March 2015

H&F Nugent 1 Limited

Unaudited Condensed Consolidated Statement of Comprehensive Income

For the three month periods ended 31 March 2015 and 2014

		Note	31 March 2015	31 March 2014
			£’000	£’000

Revenue		4	59,860	55,084
Cost of sales			(22,431)	(19,807)

Gross profit			37,429	35,277

Administrative expenses	- exceptional	6	(953)	(305)
	- other		(11,288)	(11,722)

Total administrative expenses			(12,241)	(12,027)

Operating profit			25,188	23,250

Finance income			—	18
Finance costs		5	(46,326)	(30,467)

Loss before tax			(21,138)	(7,199)

Tax		7	411	(316)

Loss for the period			(20,727)	(7,515)

Other comprehensive income that will subsequently be reclassified to profit or loss

Currency translation differences			(58)	489

Total comprehensive loss for the period			(20,785)	(7,026)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

H&F Nugent 1 Limited

Unaudited Condensed Consolidated Balance Sheet

As at 31 March 2015 and 31 December 2014

		31 March	31 December
	Note	2015	2014
		£’000	£’000
Non-current assets
Goodwill		805,195	805,195
Other intangible assets	9	401,683	388,951
Property, plant and equipment	9	12,477	13,071
Investments		99	99
Deferred tax asset		9,143	8,340

		1,228,597	1,215,656
Current assets
Trade and other receivables		52,764	63,649
Prepayments		18,570	11,311
Cash and cash equivalents		25,090	16,453

		96,424	91,413
Total assets		1,325,021	1,307,069

Current liabilities
Trade and other payables		(14,715)	(21,249)
Corporation Tax		(640)	(2,544)
Borrowings	10	(726,935)	(20,956)
Loan notes	10	(560,771)	—
Derivative financial instruments	14	(1,137)	(1,362)
Deferred income		(101,395)	(73,416)

		(1,405,593)	(119,527)

Net current liabilities		(1,309,169)	(28,114)
Non-current liabilities
Borrowings	10	—	(702,255)
Loan notes	10	—	(544,493)
Deferred tax liabilities		(71,001)	(71,616)
Preference shares		(1,082)	(1,051)

		(72,083)	(1,319,415)

Total liabilities		(1,477,676)	(1,438,942)

Net Liabilities		(152,655)	(131,873)

Equity
Share capital		940	937
Own shares		1,075	1,075
Currency translation reserve		(1,667)	(1,609)
Accumulated deficit		(153,003)	(132,276)

Total equity		(152,655)	(131,873)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

H&F Nugent 1 Limited

Unaudited Condensed Consolidated Statement of Changes in Equity

For the 3 month periods ended 31 March 2015 and 31 March 2014

	Share capital	Own shares	Currency translation reserve	Accumulated deficit	Totals
	£’000	£’000	£’000	£’000	£’000
Balance as at 31 December 2013	857	1,075	(1,514)	(85,852)	(85,434)
Loss for the three month period	—	—	—	(7,517)	(7,517)
Other comprehensive loss for the period	—	—	489	—	489

Total comprehensive loss for the period	—	—	489	(7,517)	(7,028)
Issuance of ordinary shares	—	—	—	—	81

Balance as at 31 March 2014	857	1,075	(1,025)	(93,369)	(92,462)

Balance as at 31 December 2014	937	1,075	(1,609)	(132,276)	(131,873)
Loss for the three month period	—	—	—	(20,727)	(20,727)
Other comprehensive loss for the period	—	—	(58)	—	(58)

Total comprehensive loss for the period	—	—	(58)	(20,727)	(20,785)
Issuance of ordinary shares	3	—	—	—	3

Balance as at 31 March 2015	940	1,075	(1,667)	(153,003)	(152,655)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

H&F Nugent 1 Limited

Unaudited Condensed Consolidated Cash Flow Statement

For the three month periods ended 31 March 2015 and 2014

	Note	2015	2014
		£’000	£’000

Net cash from operating activities	12	50,203	25,042

Investing activities
Interest received		—	18
Purchases of property, plant and equipment		(2,907)	(925)
Purchases of intangible assets		(2,124)	(1,815)
Acquisition of business		(10,211)	—

Net cash used in investing activities		(15,242)	(2,722)

Financing activities
Interest paid		(21,784)	(21,317)
Repayments of borrowings		(5,036)	(4,000)
Proceeds on issue of new ordinary shares		3	—

Net cash used in financing activities		(26,817)	(25,317)

Net increase / (decrease) in cash and cash equivalents		8,144	(2,997)
Cash and cash equivalents at beginning of period		16,453	25,893
Effect of foreign exchange rate changes		493	683

Cash and cash equivalents at end of period		25,090	23,579

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

H&F Nugent 1 Limited

Notes to the unaudited condensed consolidated financial statements

1.	General information

H&F Nugent 1 Limited (the “Company”) is a company incorporated in the United Kingdom under the Companies Act. The address of the registered office is 16 Charlotte Square, Edinburgh EH2 4NS. The Company and its subsidiaries (the “Group”) is a content, analytics and consulting business operating in the Energy, Mining and Metals industries. The Company is a supplier of commercially-orientated, forward-looking research and knowledge-based consulting to companies in the Energy, Petrochemical, Mining and Metals industries, as well as financial services organisations, government and government agencies across the globe. In the three months ended 31 March 2015 the Group generated 84.5% (31 March 2014 £50,596,000) of its revenue from research services that are currently provided to over 900 clients worldwide with the remaining 15.5% (31 March 2014 £9,264,000) being derived from consulting activities.

These condensed consolidated financial statements are presented in Pound Sterling (GBP) which is the currency of the primary economic environment in which the Group operates.

The information for the period ended 31 December 2014 does not constitute statutory accounts as defined in section 434 of the Companies Act 2006. A copy of the statutory accounts for the year ended 31 December 2014 will be filed in due course. The auditor’s report on those accounts was not qualified, did not include a reference to any matters to which the auditors drew attention by way of emphasis without qualifying the report and did not contain statements under section 498(2) or (3) of the Companies Act 2006.

2.	Adoption of new and revised Standards

Standards not affecting the reported results and financial position

IASB and IFRIC have issued the following relevant standards and interpretations with an effective date after the date of these financial statements:

International Accounting Standards (IAS / IFRSs)	Effective date
Amendments to IFRS 11 - Accounting for Acquisitions of Interests in Joint Operations	1 January 2016

Amendments to IAS 16 and IAS 38 - Clarification of Acceptable Methods of Depreciation and Amortisation	1 January 2016

IFRS 15 - Revenue from Contracts with Customers	1 January 2017

Management are of the view that adoption will not materially change financial performance or position, except that IFRS 15 may have an impact on revenue recognition and related disclosures.

3.	Significant accounting policies

Basis of accounting

The unaudited condensed consolidated financial statements have been prepared in accordance with International Accounting Standard 34 ‘Interim Financial Reporting’, as issued by the International Accounting Standards Board (“IASB”).

These unaudited condensed consolidated financial statements have been prepared under the same principles as the annual audited financial statements and applying the same accounting policies. The annual financial statements were prepared in accordance with International Financial Reporting Standards (IFRSs) as issued by the IASB. IFRS includes the standards and interpretations approved by the IASB including International Accounting Standards (“IAS”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”). There have been no changes to those policies for the purposes of these statements.

H&F Nugent 1 Limited

Notes to the unaudited condensed consolidated financial statements (continued)

3.	Significant accounting policies (continued)

Going concern

The Directors, in their consideration of going concern, have reviewed the Group’s future cash forecasts and revenue projections, which are based on a combination of market data, past experience and current trading conditions and believe, based on those forecasts and projections, that it is appropriate to prepare the financial statements of the Group on the going concern basis. In addition to the foregoing management recognises that the net current liabilities position of the business, which is largely down to the recognition of revenue over the term of research subscriptions, does not reflect the overall cash generation of the business or impact its ability to service its debts as they fall due. The recurring revenue stream and high renewal rates of the research subscription income provide management with the confidence of future cash-flows and the ability to invest in the business for future growth.

Despite the Group’s net liabilities position on the balance sheet, management is currently of the opinion that the Group’s forecasts and projections, taking account of reasonably possible changes in trading performance, show that the Group should be able to operate well within its current facilities and comply with its banking covenants. The Group’s banking facilities highlights the committed level of financing provided to the business. Regular contact with the syndicate of banks providing the debt facilities indicates a strong support for the business in general as well as its overall strategy.

The current forecasts of the Group projected through to June 2016 anticipate that there is significant headroom (20% +) in relation to all of its financial covenants per the debt facilities agreements which were restated after the re-pricing exercise in September 2014.

Regular contact with the syndicate of banks providing the debt facilities indicates a strong support for the business in general as well as its overall strategy.

The business presents a total annual loss each period largely down to the ownership structure and overall financing of the business. Included within interest payable and similar charges is interest on the investor loan notes (created at acquisition of the business) of £60.5m in the year ended 31 December 2014 which is non-cash and only repayable on redemption or a refinancing event. The shareholder loans and accrued interest are long term in nature, have no on-going cash requirement and have a fixed repayment term date of 2022.

In March 2015, the Group entered into a Sale and Purchase Agreement with Verisk Analytics Inc. As a consequence, the Directors expect to repay the bank facilities and loan notes on completion of the transaction from the sale proceeds. The Directors have therefore classified total borrowings as current and accrued for the related early repayment fees.

4.	Business and geographical information

The Group’s revenue from external customers by geographic location for the quarter is detailed below:

	31 March 2015	31 March 2014
	£’000	£’000
UK	8,328	7,675
Rest of Europe	13,511	13,039
Americas	21,490	18,737
Africa & Middle East	3,552	3,452
Asia Pacific	12,979	12,181

	59,860	55,084

H&F Nugent 1 Limited

Notes to the unaudited condensed consolidated financial statements (continued)

4.	Business and geographical information (continued)

The Group provides goods and services to a large number of clients and no one client accounts for greater than 4% of the revenue of the Group.

Products and services from which reportable segment derives its revenues

The Group’s revenue from its major products and services can be split into two discrete associated revenue streams, research and consultancy offerings, but which offer an integrated solution to its clients.

	31 March 2015	31 March 2014
	£’000	£’000
Research	50,596	46,010
Consultancy	9,264	9,074

	59,860	55,084

5	Finance costs

	31 March 2015	31 March 2014
	£’000	£’000
Interest on loans and amortisation of issue costs	19,148	16,343
Loan note interest	16,278	14,124
Early repayment fees	10,900	—

	46,326	30,467

Interest for the three months ended 31 March 2015 has been calculated on the assumption that all debt will be repaid in May 2015 as a consequence of the acquisition of the Company by Verisk Analytics Inc. The early repayment fees relates to the obligation under the Mezzanine debt agreement to pay a penalty on early termination of the debt.

6	Exceptional costs

	31 March 2015	31 March 2014
	£’000	£’000
Office move	158	7
Redundancy costs	6	51
Advisory fees in relation to organisation and management review	767	247
Legal and advisory acquisition costs	22	—

	953	305

Exceptional costs includes the overall costs of reorganising the business, which included the use of consultancy services to review, critique the existing business organisation and management structure and then advise on an appropriate management structure for the business going forward. The review of the business resulted in the termination of some individuals’ employment, and the redeployment of others as skills were realigned with the business’s needs. In the quarter ended 31 March 2015, legal

H&F Nugent 1 Limited

Notes to the unaudited condensed consolidated financial statements (continued)

6	Exceptional costs (continued)

and advisory fees were incurred in relation to the acquisition of the Petroleum Services Group (“PSG”) and the proposed acquisition of H&F Nugent 1 Limited by Verisk Analytics Inc. Additional fees which are contingent upon completion will be recognised in the period when the transaction with Verisk concludes.

7	Tax

	31 March 2015	31 March 2014
	£’000	£’000
Corporation Tax Current Period	1,007	1,467
Deferred Tax	(1,418)	(1,151)

	(411)	316

Corporation tax is calculated at 20.25 per cent (2014: 21.5 per cent) of the estimated taxable (loss)/profit for the period.

The tax charge for the period can be reconciled to the loss in the consolidated statement of comprehensive income as follows:

	2015	2014
	£’000	£’000
Loss before tax on continuing operations	(21,138)	(7,199)

Tax at the UK corporate tax rate of 20.25% (2014: 21.5%)	(4,280)	(1,548)
Expenses not deductible	1,650	1,519
Overseas tax	11	264
Effect of change of tax rates	45	81
Utilisation of losses brought forward	2,163	—

	(411)	316

The Finance Act 2013, which was substantively enacted on 17 July 2013, reduced the main rate of corporation tax to 21% for the financial year commencing 1 April 2014. The act also provided for a further reduction to 20% for the financial year commencing 1 April 2015.

The above rate changes will reduce any future UK corporation tax liabilities of the company.

The tax rate used for tax on loss on ordinary activities is the expected effective standard rate for UK corporation tax for the year ended 31 December 2015.

8	Dividends

No dividend was paid or declared during the current period or prior period.

9	Non-current assets

Other intangible assets

As a result of the purchase of Petroleum Services Group (“PSG”) the carrying value of the database intangible asset class increased by £11.4m representing the preliminary estimate of the fair value of the asset acquired.

H&F Nugent 1 Limited

Notes to the unaudited condensed consolidated financial statements (continued)

9	Non-current assets (continued)

The continued programme of investment into both new client offerings (product development) and improvements in internal systems has resulted in capital expenditure totalling £4.4m for the quarter (31 March 2014: £1.9m).

The depreciation and associated amortisation of the investment in these assets has remained consistent year on year; the charge in the period was £2.0m (31 March 2014: £1.8m).

10	Borrowings

	31 March 2015	31 December 2014
	£’000	£’000
Secured Borrowings at amortised cost

Bank Loans
Senior Debt	499,625	504,930
Mezzanine Debt	227,310	218,281

Total Bank Loans	726,935	723,211

Current

Amounts due for settlement within 12 months	726,935	20,956

Non-current

Amounts due for settlement after more than 12 months	—	702,255

Loan notes

Current
Loan notes and accrued interest	560,771	—

Non-Current
Loan notes and accrued interest	—	544,493

Total Borrowings	1,287,706	1,267,704

As at 31 March 2015 included in Mezzanine debt is a total of £10,900,000 in respect of early repayment fees. (31 March 2014: £Nil)

The Directors consider that the carrying value of the senior and mezzanine facilities and the loan notes recognised in the condensed consolidated financial statements approximate to their fair values.

Total borrowings have been classified as current at 31 March 2015, as the directors expect to repay the borrowings on completion of the transaction with Verisk Analytics Inc in May 2015.

H&F Nugent 1 Limited

Notes to the unaudited condensed consolidated financial statements (continued)

H&F Nugent 1 Limited

Notes to the unaudited condensed consolidated financial statements (continued)

11	Acquisition of Petroleum Services Group

On 5 March 2015, the Group acquired the trade, assets and operations of Petroleum Services Group (PSG). PSG is a specialised oil and gas information business. Bringing together PSG and Wood Mackenzie will accelerate the broadening and deepening of Wood Mackenzie’s Upstream product suite, helping to strengthen its position in the oil & gas sector and further differentiate its offerings from those of competitors.

The preliminary amounts recognised in respect of the identifiable assets acquired and liabilities assumed are as set out in the table below.

£
Financial assets	819
Current liabilities	(2,048)

Total identifiable net liabilities	(1,229)

Other intangible assets	11,440

Total consideration	10,211

Satisfied by:
Cash	10,211

Total consideration transferred	10,211

Net cash outflow arising on acquisition	10,211

The value of the financial assets comprises trade receivables with a fair value of £0.8 million and a gross contractual value of £0.8 million. The best estimate at acquisition date of the contractual cash flows not to be collected are £Nil. Therefore the directors have assessed the fair value to be £0.8m.

A current liabilities of £2.0 million have been recognised in respect of deferred revenue on subscription sales. More than 95% of this revenue will be recognised in the period to December 31st 2015.

As at 31 March 2015, no fair value amendments have been made to the assets and liabilities acquired.

The other intangible assets consist of a database, which is considered to be an indefinite life asset

The fair value allocation is preliminary and subject to change.

H&F Nugent 1 Limited

Notes to the unaudited condensed consolidated financial statements (continued)

12	Notes to the cash flow statement

	31 March 2015	31 March 2014
	£’000	£’000
Loss before tax	(21,138)	(7,199)
Adjustments for:
Finance income	—	(18)
Finance costs	46,326	30,467
Depreciation of property, plant and equipment	1,875	1,849
Amortisation of intangibles	2,211	2,208
Loss on disposal of property, plant and equipment	—	3

Operating cash flows before movements in working capital	29,274	27,310

(Increase)/decrease in receivables and prepaids	4,445	(5,048)
Decrease in trade and other payables	(6,534)	(1,722)
Increase in deferred income	25,931	4,899

Cash generated by operations	53,116	25,439
Income taxes paid	(2,913)	(397)

Net cash from operating activities	50,203	25,042

13	US accounting information

Summary of the principal differences between IFRS and US GAAP

The unaudited condensed consolidated financial statements are prepared in accordance with IFRS, which differs in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). The effect of material differences on shareholders’ equity and net income is shown in the following tables and explained below.

Effects on shareholders’ equity of material differences between IFRS and US GAAP

	Note	31 March 2015	31 December 2014
		£’000	£’000

Total equity under IFRS		(152,655)	(131,873)

Adjustments:

Reclassification of preference shares as equity	(i)	789	789
Goodwill	(ii)	(4,745)	(4,745)

Deferred tax on leasehold improvements	(ii)	485	525

Deferred tax on database intangible	(ii)	4,126	4,126

Deferred tax on product development costs	(iii)	635	625

Amortisation on product development costs	(iii)	7,005	6,736

Product development costs	(iii)	(10,181)	(9,859)

Amortised cost of borrowings	(iv)	3,134	—

Deferred tax relating to amortised cost of borrowings	(iv)	(627)	—

Total equity under US GAAP		(152,034)	(133,676)

H&F Nugent 1 Limited

Notes to the unaudited condensed consolidated financial statements (continued)

Effects on shareholders’ equity of material differences between IFRS and US GAAP

Reconciliation of loss for the period	Note	31 March 2015	31 March 2014
		£’000	£’000

Loss for the period under IFRS		(20,727)	(7,515)

Deferred tax	(ii, iv)	(657)	88

Amortisation on product development costs	(iii)	269	188

Product development costs	(iii)	(322)	(505)

Amortised cost of borrowings	(iv)	3,134	—

Loss for the period under US GAAP		(18,303)	(7,744)

Reconciliation of total equity under US GAAP

2015
£’000

Balance as at 1 January	(133,676)

Loss for the period under US GAAP	(18,303)

Issuance of ordinary shares	3

Other comprehensive loss	(58)

Balance as at 31 March	(152,034)

H&F Nugent 1 Limited

Notes to the unaudited condensed consolidated financial statements (continued)

13	US accounting information (continued)

Below is a summary of the adjustments made to adjust the Group financial statements from IFRS to US GAAP:

i.	Reclassification of preference shares

The Preference Shares are redeemable by the holder in the event of a change in control, which is outside of the control of the Company.

IFRS requires contingently redeemable instruments to be classified as a liability if the contingency is outside of the control of the issuer. US GAAP does not require liability classification for contingently redeemable shares unless the event that causes the redemption to occur is “certain” of occurring. As the Preference Shares are not mandatorily redeemable they would be presented within equity under US GAAP.

ii.	Deferred tax

Leasehold improvements

Under IFRS, deferred tax is not provided on temporary differences that arise from the initial recognition of an asset or liability in a transaction that (1) is not a business combination and (2) does not affect accounting profit or taxable profit.

Under US GAAP, deferred taxes are recognized for all temporary differences between the tax basis and accounting basis. US GAAP does not contain an “initial recognition” exception. This results in an additional deferred tax asset arising on leasehold assets representing the difference between the original cost (tax basis) and the carrying net book value in the accounts (accounting basis).

Database intangible asset

Under IFRS the measurement of deferred tax liabilities reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover the carrying amount of its assets. Since the Group expects to hold the database intangible asset indefinitely it is considered to have a nil tax basis. Under US GAAP the tax basis of an asset is a question of fact based on tax law and the expected manner of settlement is ignored. Since the database intangible asset has a tax basis in the event of its disposal this amount is determined to be the tax basis under US GAAP. As a result the deferred tax asset recognised under US GAAP is £4,126,000 lower under US GAAP.

Since the database intangible asset was originally recognised when Charterhouse Nadia 1 Limited was acquired in August 2012 there would have been a corresponding reduction of £4,745,000 to goodwill recognised under US GAAP to reflect the fact that the deferred tax assets recognised under US GAAP upon acquisition would have been lower.

Capitalised development costs

Under IFRS, costs incurred on in relation to the gathering of data for the improvement and enhancement of the research database and product offerings are capitalised. Under US GAAP, costs relating to gathering data and information are expensed as incurred rather than capitalised. A deferred tax asset is recognised on the net adjustment to development costs expensed under US GAAP.

H&F Nugent 1 Limited

Notes to the unaudited condensed consolidated financial statements (continued)

13	US accounting information (continued)

iii.	Product development capitalisation

Under IFRS the total cost associated with the development of new products is capitalised in full as internally developed intangible assets. Under US GAAP, internally developed intangible assets are generally expensed when incurred, except for certain costs associated with developing computer software for internal use and costs associated with computer software intended to be sold. Accordingly, the costs related to developing and collating the content for the products is expensed under US GAAP through the consolidated comprehensive income statement. The adjustments reflect the impact of expensing such developing costs as incurred and the reversal of the related amortisation expense recognised in the IFRS financial statements, with an associated reduction in the deferred tax liability.

iv.	Amortised cost of borrowings

Under IFRS, the amortised cost model of accounting for financial liabilities requires the Group to estimate the expected future cash flows under the Group’s borrowings and make adjustments to the carrying value of borrowings if these change. The carrying value of borrowings as of 31 March 2015, and the interest for the three months ended 31 March 2015, have been calculated on the assumption that all debt will be repaid in May 2015 as a consequence of the acquisition of the Company by Verisk Analytics Inc. Under US GAAP, the amortised cost model requires the use of contractual terms of debt instruments. Accordingly, the impact of accounting for the amended expected cash flows under IFRS has been reversed along with the deferred tax impact thereof.

Presentation and classification differences under US GAAP

Cash flow statement

Since the Group’s cash flow statement is presented in accordance with IAS 7 it has taken advantage of the accommodation in Item 18 of Form 20-F not to present cash flow information in accordance with US GAAP.

Investments:

Investments consisted of the following:

	Adjusted Cost	Gross Unrealized	Fair Value
	£000’s	£000’s	£000’s
31 March 2014
Debentures at Murrayfield Stadium	99	—	99

31 December 2014
Debentures at Murrayfield Stadium	99	—	99

31 March 2015
Debentures at Murrayfield Stadium	99	—	99

H&F Nugent 1 Limited

Notes to the unaudited condensed consolidated financial statements (continued)

13	US accounting information (continued)

Intangible Assets

Estimated amortisation expense in future periods through 2020 and thereafter for intangible assets subject to amortization is as follows:

Year	Amount
£000s
2015	14,328
2016	16,705
2017	15,260
2018	11,364
2019	5,471
2020 and thereafter	65,980

Total	129,108

Recently issued accounting pronouncements

Revenue recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU No. 2014-09”). The objective of ASU No. 2014-09 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance, including industry-specific guidance. The underlying principle is that an entity will recognize revenue to depict the transfer of goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. The guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include capitalization of certain contract costs, consideration of the time value of money in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The guidance is applicable to the Company for the interim and annual reporting periods beginning after 15 December 2016, with early adoption not permitted.

The guidance permits the use of either a retrospective or cumulative effect transition method. The Company has not yet selected a transition method and is currently evaluating the impact of the amended guidance on its consolidated financial statements.

14	Subsequent events

Subsequent events have been evaluated through May 3, 2015, the date that unaudited condensed consolidated interim financial statements were approved for issue. There are no material events to disclose.